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EXHIBIT 32.1

CHIEF EXECUTIVE OFFICER
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), I, Thomas A. Ritter, President & Chief Executive Officer of ACNB Corporation (the "Company"), hereby certify that, to the best of my knowledge, the Company's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Report"):

  1.
  Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the year-ended December 31, 2011.

Date: March 12, 2012	By:	/s/ THOMAS A. RITTER Thomas A. Ritter President & Chief Executive Officer

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

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  EXHIBIT 32.1
CHIEF EXECUTIVE OFFICER CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002